EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of APO Health, Inc. (the "Company") on Form 10-K for the year ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Jan Stahl, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to APO Health, Inc. and will be retained by APO Health, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


January 13, 2006                     /s/ Dr. Jan Stahl
                                    -----------------------------
                                    Dr. Jan Stahl
                                    Chief Executive Officer and
                                    Acting Chief Financial Officer